UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 21, 2024

Abacus Life, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2101 Park Center Drive, Suite 200
Orlando, Florida 32835
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (800) 561-4148

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001 per share	ABL	The NASDAQ Capital Market LLC
Warrants, each whole warrant exercisable for one share of common stock at an exercise price of $11.50 per share	ABLLW	The NASDAQ Capital Market LLC
9.875% Fixed Rate Senior Notes due 2028	ABLLL	The NASDAQ Capital Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 5.02    Compensatory Arrangements of Certain Officers
On November 21, 2024, the board of directors of Abacus Life, Inc. (the “Company” or “Abacus”) accelerated the vesting of approximately 4,569,922 shares of its Common Stock (the “Restricted Common Stock”) held by Jay Jackson, the Company’s Chairman and Chief Executive Officer, pursuant to that certain Restriction Agreement, dated as of June 30, 2023 (the “Restriction Agreement”), between the Company and Jay Jackson, as Executive (as defined therein). The Company and Mr. Jackson originally entered into the Restriction Agreement pursuant to the allocation provisions of the Agreement and Plan of Merger by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC, and Abacus Settlements, LLC, dated as August 30, 2022 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Business Combination Agreement”). Under the Restriction Agreement, 50% of the Restricted Common Stock was scheduled to vest, subject to Mr. Jackson’s continued employment with the Company, on the twenty-five (25) month anniversary of the Restriction Agreement, and the remaining 50% of the Common Stock was scheduled to vest, subject to Mr. Jackson’s continued employment with the Company, on the thirty (30) month anniversary of the Restriction Agreement.
Item 8.01    Other Events
On November 21, 2024, the Company released the Restricted Common Stock held by Mr. Jackson from the transfer and other restrictions set forth in the Company Support Agreement, dated as of August 30, 2022 (as amended prior to the date hereof, the “Company Support Agreement”), by and among the Company, Longevity Market Assets, LLC (“LMA”), Abacus Settlements, LLC (“Abacus Settlements”), Mr. Jackson, as an LMA Member (as defined therein) and the other members of LMA and Abacus Settlements party thereto, including Section 7 thereof. The Company and Mr. Jackson originally entered into the Company Support Agreement in connection with the execution of the Business Combination Agreement.
On November 21, 2024, the Company issued a press release announcing the commencement of an underwritten offering of 12,500,000 shares of its common stock, par value $0.0001 per share (the “Common Stock”), including 10,000,000 shares of Common Stock to be sold by the Company and 2,500,000 shares of Common Stock to be sold by certain selling stockholders of the Company. The offering was made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-282747) and the Company’s Registration Statement on Form S-3 (File No. 333-273411), which were filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on November 14, 2024 (such offering, the “Offering”).
A copy of the press release announcing the commencement of the Offering is furnished as Exhibit 99.1 hereto.
Item 9.01    Financial Statements and Exhibits.
(d)    The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press Release entitled “Abacus Life Announces Proposed Public Offering of Common Stock,” dated November 21, 2024.

Forward Looking Statements
This Current Report on Form 8-K and certain of the materials furnished or filed herewith contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Abacus’ anticipated public offering. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements, such as the intended offering terms, are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Abacus’ most recent annual report on Form 10-K, as amended, and quarterly report on Form 10-Q filed with the SEC, as well as discussions of potential risks, uncertainties, and other important factors in Abacus’ other filings with the SEC, including those contained in the prospectuses and accompanying prospectus supplements related to the public offering to be filed with the SEC. Any forward-looking statements represent Abacus’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Abacus explicitly disclaims any obligation to update any forward-looking statements, except as required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABACUS LIFE, INC.

Date: November 21, 2024	By:	/s/ Jay Jackson
Jay Jackson
Chief Executive Officer